UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 6, 2020 (April 1, 2020)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Casino Operating Contract

On April 1, 2020, Jazz Casino Company, L.L.C. (“JCC”), a Louisiana limited liability company and subsidiary of Caesars Entertainment Corporation (“CEC”), and the State of Louisiana, by and through the Louisiana Gaming Control Board (the “Louisiana Gaming Control Board” and together with JCC, collectively, the “Casino Operating Contract Parties”), entered into an Amended and Restated Casino Operating Contract (the “Casino Operating Contract”). The Casino Operating Contract amends and restates the casino operating contract between the Casino Operating Contract Parties with respect to Harrah’s New Orleans and sets forth the terms and conditions pursuant to which gaming operations may be conducted at Harrah’s New Orleans.

The Casino Operating Contract amends the casino operating contract between the Casino Operating Contract Parties to, among other things: (a) extend the term of JCC’s authority to conduct gaming operations at Harrah’s New Orleans for thirty (30) years to 2054; (b) require JCC to make (i) a capital investment of $325 million on or around the official gaming establishment by July 15, 2024 (subject to extensions for force majeure events) (the “Capital Investment”), (ii) a certain one-time payment in the amount of $17.5 million to the State of Louisiana, (iii) a certain one-time payment in the amount of $7.5 million (the “City Supplemental Payment”) to the City of New Orleans (the “City”), (iv) certain one-time payments totaling $28 million to the State of Louisiana, (v) certain one-time payments totaling $12 million (the “City Call Option Payments”) to the City, (vi) an annual payment to the State of Louisiana in the amount of $3.4 million (subject to certain adjustments based on changes with respect to the consumer price index), (vii) an annual license payment to the Louisiana Gaming Control Board in the amount of $3 million starting on April 1, 2022, and (viii) an annual payment to the City in the amount of $6 million (subject to certain adjustments based on changes with respect to the consumer price index) (the “City Support Payments” and, collectively with the City Supplemental Payment and City Call Option Payments, the “City Payments”), with each such City Support Payment to be paid in quarterly installments; and (c) increase the minimum amount of the annual gaming payments made by JCC to the Louisiana Gaming Control Board from $60 million to $65 million starting on April 1, 2022.

As of the date of this report, the Casino Operating Contract Parties are discussing possibly entering into a separate agreement that provides for the adjustment of certain deadlines for JCC to deliver certain payments under the Casino Operating Contract.

The above description of the Casino Operating Contract and the transactions contemplated thereunder do not purport to be complete and is qualified in its entirety by reference to the Casino Operating Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Ground Lease and Letter Agreement

On April 3, 2020 JCC, New Orleans Building Corporation (“NOBC”), and the City (collectively, the “Ground Lease Parties”) entered into a Second Amended and Restated Lease Agreement (the “Ground Lease”) and letter agreement (the “Letter Agreement”). The Ground Lease amends and restates the ground lease among the Ground Lease Parties with respect to Harrah’s New Orleans and sets forth the terms and conditions pursuant to which JCC leases from NOBC, and NOBC leases to JCC, a portion of the land upon which Harrah’s New Orleans is located.

The Ground Lease amends the ground lease among the Ground Lease Parties to, among other things: (a) require JCC to make (i) the Capital Investment, (ii) the City Payments to the City, and (iii) certain one-time payments to NOBC; (b) increase the minimum aggregate amount of certain annual payments made by JCC to NOBC (which annual payments consist of certain rent payments and certain payments that are based on revenue received by JCC from operations at Harrah’s New Orleans); (c) increase the minimum amount of certain annual payments made by JCC to NOBC that are based on revenue received by JCC from operations other than gaming operations; (d) adjust the amount of annual revenue received by JCC from operations other than gaming operations that triggers JCC’s obligation to make a certain annual payment to NOBC; (e) prohibit JCC from contesting certain ad valorem tax assessments that may be assessed as a result of the Capital Investment and require JCC to make a certain annual payment to NOBC if the total aggregate amount of JCC’s ad valorem property tax payments for a tax year are less than a certain amount following the completion of the Capital Investment; (f) provide that NOBC approves (subject to the satisfaction of certain conditions) of the consummation of (i) the previously announced agreement and plan of merger, dated June 24, 2019, by and among CEC, Eldorado Resorts, Inc. (“ERI”) and Colt Merger Sub, Inc., pursuant to which ERI will acquire CEC and CEC will become a wholly-owned subsidiary of ERI, and (ii) a sale-leaseback transaction between JCC and an affiliate of VICI Properties, L.P. on certain specified terms; (g) if certain improvements constructed by JCC in connection with the Capital Investment are constructed upon certain land that is not subject to the Ground Lease, provide (i) JCC with an option to purchase such improvements from NOBC and (ii) NOBC with an option to lease the land upon which such improvements are constructed from JCC if JCC does not exercise its right to purchase such improvements from NOBC; and (h) revise the terms and conditions with respect to certain payments to be made by JCC to NOBC if JCC consummates certain sale, transfer, assignment, alienation or financing transactions, as more specifically set forth in the Ground Lease.

The Letter Agreement sets forth, among other things, the agreement among the Ground Lease Parties to adjust certain deadlines for JCC to deliver certain payments under the Ground Lease.

The above descriptions of the Ground Lease and Letter Agreement, and the transactions contemplated thereunder, do not purport to be complete and are qualified in their entirety by reference to the Ground Lease and Letter Agreement, which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “possibly” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: future actions, new projects, strategies, future performance, the outcomes of contingencies, future financial results of CEC, and uncertainties related to COVID-19 and the impact of CEC’s responses to it; and other factors described from time to time in our reports filed with the Securities and Exchange Commission.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Casino Operating Contract, dated April 1, 2020, by and between Jazz Casino Company, L.L.C. and the State of Louisiana, by and through the Louisiana Gaming Control Board.
10.2*	Second Amended and Restated Lease Agreement, dated April 3, 2020, by and among Jazz Casino Company, L.L.C., New Orleans Building Corporation and the City of New Orleans.
10.3	Letter agreement, dated April 3, 2020, by and among Jazz Casino Company, L.L.C., New Orleans Building Corporation and the City of New Orleans.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of any omitted exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 6, 2020	By:	/s/ Renee Becker
Name:Renee Becker Title: Vice President and Chief Counsel - Corporate & Securities, Assistant Secretary